OppFi Reports Record Second Quarter Profitability and Revenue, Raises Full-Year Earnings Outlook By More Than 20% Net income increased 53.1% year over year to $27.7 million, a Company record for a second quarter Adjusted net income increased 56.2% year over year to $24.8 million, a Company record for a second quarter Basic and diluted EPS of $0.16 and $0.16, respectively Adjusted EPS increased 53.5% year over year to $0.29 Net charge-off rate as a percentage of total revenue decreased 370 basis points year over year to 32.5% Total revenue yield increased by 600 basis points year over year to 134.8% Total revenue increased 3.1% year over year to $126.3 million, a Company record for a second quarter Adjusted EPS guidance for full-year 2024 increased to $0.73 to $0.75 from $0.58 to $0.62 Adjusted EPS guidance for third quarter of 2024 introduced as $0.20 to $0.22 CHICAGO, August 7, 2024— OppFi Inc. (NYSE: OPFI) (“OppFi” or the “Company”), a tech-enabled, mission- driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans, today reported financial results for the second quarter ended June 30, 2024. “Our second quarter 2024 results substantially exceeded our expectations and enabled us to raise full-year earnings guidance by more than 20%,” said Todd Schwartz, Chief Executive Officer and Executive Chairman of OppFi. “We achieved our highest total revenue and earnings for a second quarter. The strong profitability was a result of operational and credit initiatives that drove strong loss, payment and recovery performance, as well as improved operating achievement on key metrics and net profit margin.” "We’re also pleased to have issued our first special dividend of $0.12 per share, repurchased $2.5 million of Class A common stock, and paid down $10 million of senior debt, demonstrating the strength of our balance sheet,” continued Schwartz. “With the investment in Bitty and other strategic growth initiatives, we believe OppFi has the ingredients needed to build a leading credit access and financial services platform positioned for long term growth. We’re building a suite of best-in-class digital financial service products for everyday Americans to address the significant supply and demand imbalance in credit access. We look forward to continuing to drive stockholder value with growth, free cash flow generation and our solid balance sheet.”

Financial Summary

The following tables present a summary of OppFi's results for the three and six months ended June 30, 2024 and 2023 (in thousands, except per share data).

	Three Months Ended June 30,		Change
(unaudited)	2024	2023	%
Total revenue	$ 126,304	$ 122,486	3.1 %
Net income	$ 27,676	$ 18,076	53.1 %
Adjusted net income[1,2]	$ 24,781	$ 15,865	56.2 %
Basic EPS	$ 0.16	$ 0.14	11.3 %
Diluted EPS[3]	$ 0.16	$ 0.14	11.3 %
Adjusted EPS[1,2,3]	$ 0.29	$ 0.19	53.5 %

[1] Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

[2] Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.

[3] Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, and performance stock units, in any periods in which their inclusion would have an antidilutive effect.

	Six Months Ended June 30,		Change
(unaudited)	2024	2023	%
Total revenue	$ 253,647	$ 242,860	4.4 %
Net income	$ 37,807	$ 22,006	71.8 %
Adjusted net income[1,2]	$ 33,562	$ 19,720	70.2 %
Basic EPS	$ 0.44	$ 0.16	176.6 %
Diluted EPS[3]	$ 0.36	$ 0.16	124.4 %
Adjusted EPS[1,2,3]	$ 0.39	$ 0.23	67.1 %

[1] Non-GAAP Financial Measures: Adjusted Net Income and Adjusted EPS are financial measures that have not been prepared in accordance with GAAP. See "Reconciliation of Non-GAAP Financial Measures" below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures.

[2] Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.

[3] Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, and performance stock units, in any periods in which their inclusion would have an antidilutive effect.

Second Quarter Key Performance Metrics The following table represents key quarterly metrics (in thousands). As of and for the Three Months Ended, June 30, March 31, June 30, (unaudited) 2024 2024 2023 Total net originations(a) $ 205,549 $ 163,496 $ 200,640 Total retained net originations(a) $ 189,344 $ 152,511 $ 195,347 Ending receivables(b) $ 387,086 $ 371,386 $ 397,754 % of Originations by bank partners 100% 100% 97 % Net charge-offs as % of total revenue(c) 33% 48% 36 % Net charge-offs as % of average receivables, annualized(c) 44% 62% 47 % Average yield, annualized(d) 135% 130% 129 % Auto-approval rate(e) 76% 73% 72% (a) Total net originations are defined as gross originations net of transferred balance on refinanced loans, while total retained net originations are defined as the portion of total net originations with respect to which the Company ultimately purchased a receivable from bank partners or originated directly. (b) Receivables are defined as the unpaid principal balances of loans at the end of the reporting period. (c) Net charge-offs as a percentage of total revenue and net charge-offs as a percentage of average receivables represent total charge-offs from the period less recoveries as a percentage of total revenue and as a percentage of average receivables. Net charge-offs as a percentage of average receivables is presented as an annualized metric. Finance receivables are charged off at the earlier of the time when accounts reach 90 days past due on a recency basis, when OppFi receives notification of a customer bankruptcy or is otherwise deemed uncollectible. (d) Average yield is defined as total revenue from the period as a percent of average receivables and is presented as an annualized metric. (e) Auto-approval rate is calculated by taking the number of approved loans that are not decisioned by a loan processor or underwriter (auto- approval) divided by the total number of loans approved. Share Repurchase Program Update During the second quarter, OppFi repurchased 769,715 shares of Class A common stock, which were held as treasury stock as of June 30, 2024, for an aggregate purchase price of $2.5 million at an average purchase price per share of $3.27. The Company has continued to repurchase shares in the third quarter. Full Year 2024 Guidance Update • Affirm total revenue ◦ $510 million to $530 million • Raise adjusted net income ◦ $63 million to $65 million, from previous range of $50 million to $54 million; and • Increase adjusted earnings per share ◦ $0.73 to $0.75 from previous range of $0.58 to $0.62, based on approximate weighted average diluted share count of 86.5 million Third Quarter 2024 Guidance • Adjusted net income ◦ $17 million to $19 million • Adjusted earnings per share ◦ $0.20 to $0.22, based on approximate weighted average diluted share count of 86.5 million

Conference Call Management will host a conference call today at 9:00 a.m. ET to discuss OppFi’s financial results and business outlook. The webcast of the conference call will be made available on the Investor Relations page of the Company's website. The conference call can also be accessed with the following dial-in information: • Domestic: (800) 225-9448 • International: (203) 518-9708 • Conference ID: OPPFI An archived version of the webcast will be available on OppFi's website. About OppFi OppFi (NYSE: OPFI) is a tech-enabled, mission-driven specialty finance platform that broadens the reach of community banks to extend credit access to everyday Americans. Through a transparent and responsible lending platform, which includes financial inclusion and an excellent customer experience, the Company supports consumers, who are turned away by mainstream options, to build better financial health. OppLoans by OppFi maintains a 4.5/5.0 star rating on Trustpilot with more than 4,400 reviews, making the Company one of the top consumer-rated financial platforms online. OppFi also holds a 35% equity interest in Bitty Advance, a credit access company that offers revenue-based financing and other working capital solutions to small businesses. For more information, please visit oppfi.com. Contacts: Investor Relations: investors@oppfi.com Media Relations: media@oppfi.com Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. OppFi’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “possible,” “continue,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, without limitation, OppFi’s expectations with respect to its third quarter and full year 2024 guidance, the future performance of OppFi’s platform, and expectations for OppFi’s growth and future financial performance. These forward-looking statements are based on OppFi’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside OppFi’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of general economic conditions, including economic slowdowns, inflation, interest rate changes, recessions, and tightening of credit markets on OppFi’s business; the impact of challenging macroeconomic and marketplace conditions; the impact of stimulus or other government programs; whether OppFi will be successful in obtaining declaratory relief against the Commissioner of the Department of Financial Protection and Innovation for the State of California; whether OppFi will be subject to AB 539; whether OppFi’s bank partners will continue to lend in California and whether OppFi’s financing sources will continue to finance the purchase of participation rights in loans originated by OppFi’s bank partners in California; OppFi’s ability to scale and grow the Bitty business; the impact that events involving financial institutions or the financial services industry generally, such as actual concerns or events involving liquidity, defaults, or non-performance, may have on OppFi’s business; risks related to the material weakness in OppFi’s internal controls over financial reporting; the ability of OppFi to grow and manage growth profitably and retain its key employees; risks related to new products; risks related to evaluating and potentially consummating acquisitions; concentration risk; risks related to OppFi’s ability to comply with various covenants in its corporate and warehouse credit facilities; costs related to the business combination; changes in applicable laws or regulations; the possibility that OppFi may be adversely affected by other economic, business, and/or competitive factors; risks related to management transitions; risks related to the restatement of OppFi’s financial statements and any accounting deficiencies or weaknesses related thereto; and other risks and uncertainties indicated from time to time in OppFi’s filings with the United States Securities and Exchange Commission, in particular, contained in the section or sections captioned “Risk Factors.” OppFi cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. OppFi does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Non-GAAP Financial Measures This press release includes certain non-GAAP financial measures that are unaudited and do not conform to GAAP, such as Adjusted EBT, Adjusted Net Income, and Adjusted EPS. Adjusted EBT is defined as Net Income, adjusted for (1) income tax expense; (2) change in fair value of warrant liabilities; (3) other addbacks and one-time expenses, net; and (4) other income. Adjusted Net Income is defined as Adjusted EBT as defined above, adjusted for taxes assuming a tax rate of 23.56% for the three months ended June 30, 2024, a tax rate of 24.17% for the three months ended June 30, 2023, a tax rate of 23.56% for the six months ended June 30, 2024, and a tax rate of 24.16% for the six months ended June 30, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes, in order to allow for a comparison with other publicly traded companies. Adjusted EPS is defined as Adjusted Net Income as defined above, divided by weighted average diluted shares outstanding, which represent shares of both classes of common stock outstanding, excluding 25,500,000 shares related to earnout obligations and including the impact of unvested restricted stock units, unvested performance stock units, and the employee stock purchase plan. Adjusted EPS is useful to investors and others because, due to OppFi’s Up-C structure, Basic EPS calculated on a GAAP basis excludes a large percentage of OppFi’s outstanding shares of common stock, which are Class V Voting Stock, and Diluted EPS calculated on a GAAP basis excludes dilutive securities, including Class V Voting Stock, restricted stock units, and performance stock units, in any periods in which their inclusion would have an antidilutive effect. These non-GAAP financial measures have not been prepared in accordance with accounting principles generally accepted in the United States and may be different from non- GAAP financial measures used by other companies. OppFi believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See “Reconciliation of Non-GAAP Financial Measures” below for reconciliations for OppFi's non-GAAP financial measures to the most directly comparable GAAP financial measures. A reconciliation of projected third quarter and full year 2024 Adjusted Net Income and projected third quarter and full year 2024 Adjusted EPS to the most directly comparable GAAP financial measures is not included in this press release because, without unreasonable efforts, the Company is unable to predict with reasonable certainty the amount or timing of non-GAAP adjustments that are used to calculate these measures.

Second Quarter Results of Operations Consolidated Statements of Operations Comparison of the three months ended June 30, 2024 and 2023 The following table presents consolidated results of operations for the three months ended June 30, 2024 and 2023 (in thousands, except number of shares and per share data). Three Months Ended June 30, Change (unaudited) 2024 2023 $ % Interest and loan related income $ 125,076 $ 121,583 $ 3,493 2.9 % Other revenue 1,228 903 325 36.0 Total revenue 126,304 122,486 3,818 3.1 Change in fair value of finance receivables (40,019) (44,043) 4,024 (9.1) Provision for credit losses on finance receivables (4) (3,866) 3,862 (99.9) Net revenue 86,281 74,577 11,704 15.7 Expenses: Sales and marketing 10,824 12,314 (1,490) (12.1) Customer operations(a) 11,608 11,740 (132) (1.1) Technology, products, and analytics 9,148 9,779 (631) (6.5) General, administrative, and other(a) 14,250 11,179 3,071 27.5 Total expenses before interest expense 45,830 45,012 818 1.8 Interest expense 10,964 11,231 (267) (2.4) Total expenses 56,794 56,243 551 1.0 Income from operations 29,487 18,334 11,153 60.8 Change in fair value of warrant liabilities (976) 351 (1,327) (378.6) Other income 79 79 — — Income before income taxes 28,590 18,764 9,826 52.4 Income tax expense 914 688 226 32.8 Net income 27,676 18,076 9,600 53.1 Less: net income attributable to noncontrolling interest 24,610 15,934 8,676 54.4 Net income attributable to OppFi Inc. $ 3,066 $ 2,142 $ 924 43.1 % Earnings per share attributable to OppFi Inc.: Earnings per common share: Basic $ 0.16 $ 0.14 Diluted $ 0.16 $ 0.14 Weighted average common shares outstanding: Basic 19,675,934 15,632,120 Diluted 19,675,934 15,873,753 (a) Beginning with the quarter ended March 31, 2024, for all periods presented, the company reclassified certain expenses that were previously included in general, administrative, and other expenses to customer operations expenses.

Comparison of the six months ended June 30, 2024 and 2023 The following table presents consolidated results of operations for the six months ended June 30, 2024 and 2023 (in thousands, except number of shares and per share data). Six Months Ended June 30, Change (unaudited) 2024 2023 $ % Interest and loan related income $ 251,355 $ 241,525 $ 9,830 4.1 % Other revenue 2,292 1,335 957 71.7 Total revenue 253,647 242,860 10,787 4.4 Change in fair value of finance receivables (104,121) (107,161) 3,040 (2.8) Provision for credit losses on finance receivables (31) (3,936) 3,905 (99.2) Net revenue 149,495 131,763 17,732 13.5 Expenses: Sales and marketing 19,002 22,161 (3,159) (14.3) Customer operations(a) 22,971 22,774 197 0.9 Technology, products, and analytics 18,927 19,733 (806) (4.1) General, administrative, and other(a) 31,430 22,429 9,001 40.1 Total expenses before interest expense 92,330 87,097 5,233 6.0 Interest expense 22,394 22,602 (208) (0.9) Total expenses 114,724 109,699 5,025 4.6 Income from operations 34,771 22,064 12,707 57.6 Change in fair value of warrant liabilities 4,195 504 3,691 732.6 Other income 159 272 (113) (41.5) Income before income taxes 39,125 22,840 16,285 71.3 Income tax expense 1,318 834 484 58.0 Net income 37,807 22,006 15,801 71.8 Less: net income attributable to noncontrolling interest 29,204 19,613 9,591 48.9 Net income attributable to OppFi Inc. $ 8,603 $ 2,393 $ 6,210 259.5 % Earnings per share attributable to OppFi Inc.: Earnings per common share: Basic $ 0.44 $ 0.16 Diluted $ 0.36 $ 0.16 Weighted average common shares outstanding: Basic 19,440,680 15,336,366 Diluted 86,148,477 15,533,467 (a) Beginning with the quarter ended March 31, 2024, for all periods presented, the company reclassified certain expenses that were previously included in general, administrative, and other expenses to customer operations expenses.

Condensed Consolidated Balance Sheets Comparison as of June 30, 2024 and December 31, 2023 (in thousands): (unaudited) June 30, December 31, 2024 2023 Assets Cash and restricted cash $ 80,837 $ 73,943 Finance receivables at fair value 430,482 463,320 Finance receivables at amortized cost, net 19 110 Other assets 61,755 64,170 Total assets $ 573,093 $ 601,543 Liabilities and stockholders’ equity Accounts payable and accrued expenses $ 28,001 $ 26,448 Other liabilities 38,960 40,086 Total debt 301,774 334,116 Warrant liabilities 2,669 6,864 Total liabilities 371,404 407,514 Total stockholders’ equity 201,689 194,029 Total liabilities and stockholders’ equity $ 573,093 $ 601,543 Total cash and restricted cash increased by $6.9 million as of June 30, 2024 compared to December 31, 2023 driven by an increase in received payments relative to originations. Finance receivables at fair value decreased by $32.8 million as of June 30, 2024 compared to December 31, 2023 from lower origination volume due to seasonality. Finance receivables at amortized cost, net decreased by $0.1 million as of June 30, 2024 compared to December 31, 2023 due to the continued rundown of SalaryTap finance receivables. Other assets decreased by $2.4 million as of June 30, 2024 compared to December 31, 2023 mainly due to a decrease in the operating lease right of use asset of $0.8 million, a decrease in the deferred tax asset of $0.7 million, and a decrease in property, equipment, and software of $0.5 million. Accounts payable and accrued expenses increased by $1.6 million as of June 30, 2024 compared to December 31, 2023 driven by an increase in accrued expenses of $3.6 million, partially offset by a decrease in accounts payable of $2.0 million. Other liabilities decreased by $1.1 million as of June 30, 2024 compared to December 31, 2023 driven by a decrease in the operating lease liability of $0.9 million and the tax receivable agreement liability of $0.2 million. Total debt decreased by $32.3 million as of June 30, 2024 compared to December 31, 2023 driven by a decrease in utilization of revolving lines of credit of $30.9 million and a decrease in notes payable of $1.4 million. Warrant liabilities decreased by $4.2 million due to the decrease in the valuation of the warrants as of June 30, 2024 compared to December 31, 2023. Total stockholders’ equity increased by $7.7 million as of June 30, 2024 compared to December 31, 2023 driven by net income and stock-based compensation, partially offset by purchases of treasury stock and dividend issuance. Financial Capacity and Capital Resources As of June 30, 2024, OppFi had $46.6 million in unrestricted cash, an increase of $14.8 million from December 31, 2023. As of June 30, 2024, OppFi had an additional $223.2 million of unused debt capacity under its financing facilities for future availability, representing a 43% overall undrawn capacity, an increase from $192.3 million as of December 31, 2023. The increase in undrawn debt was driven primarily by using excess cash to pay down debt on our revolving credit lines and term loan. Including total financing commitments of $525.0 million and cash on the balance sheet of $80.8 million, OppFi had approximately $605.8 million in funding capacity as of June 30, 2024. Reconciliation of Non-GAAP Financial Measures Comparison of the three and six months ended June 30, 2024 and 2023 (in thousands, except share and per share data): Three Months Ended June 30, Variance (unaudited) 2024 2023 $ % Net income $ 27,676 $ 18,076 $ 9,600 53.1 % Income tax expense 914 688 226 32.8 Other income (79) (79) — — Change in fair value of warrant liabilities 976 (351) 1,327 378.6 Other addbacks and one-time expenses, net(a) 2,932 2,588 344 13.3 Adjusted EBT(b) 32,419 20,922 11,497 55.0 Less: pro forma taxes(c) 7,638 5,057 2,581 51.0 Adjusted net income(b) $ 24,781 $ 15,865 $ 8,916 56.2 % Adjusted earnings per share(b) $ 0.29 $ 0.19 Weighted average diluted shares outstanding 86,268,511 84,750,663 (a) For the three months ended June 30, 2024, other addbacks and one-time expenses, net of $2.9 million included $2.1 million in stock compensation expenses, $0.5 million in expenses related to legal matters, $0.3 million in severance expenses, and $0.1 million in expenses related to corporate development. For the three months ended June 30, 2023, other addbacks and one-time expenses, net of $2.6 million included a $(3.1) million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, a $3.8 million expense related to provision for credit losses on the OppFi Card finance receivables, $0.8 million in stock compensation expenses, $0.6 million in severance expenses, $0.4 million in expenses related to corporate development, and $0.1 million in retention expenses. (b) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. (c) Assumes a tax rate of 23.56% for the three months ended June 30, 2024 and 24.17% for the three months ended June 30, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Six Months Ended June 30, Variance (unaudited) 2024 2023 $ % Net income $ 37,807 $ 22,006 $ 15,801 71.8 % Income tax expense 1,318 834 484 58.0 Other income (159) (272) 113 (41.5) Change in fair value of warrant liabilities (4,195) (504) (3,691) 732.6 Other addbacks and one-time expenses, net(a) 9,136 3,940 5,196 131.9 Adjusted EBT(b) 43,907 26,004 17,903 68.8 Less: pro forma taxes(c) 10,345 6,284 4,061 64.6 Adjusted net income(b) $ 33,562 $ 19,720 $ 13,842 70.2 % Adjusted earnings per share(b) $ 0.39 $ 0.23 Weighted average diluted shares outstanding 86,148,477 84,592,228 (a) For the six months ended June 30, 2024, other addbacks and one-time expenses, net of $9.1 million included $3.1 million in stock compensation expenses, a $2.9 million expense related to OppFi Card’s exit activities, $1.2 million in expenses related to legal matters, $1.1 million in severance expenses, and $0.8 million in expenses related to corporate development. For the six months ended June 30, 2023, other addbacks and one-time expenses, net of $3.9 million included a $(3.0) million addback from the reclassification of OppFi Card finance receivables from assets held for sale to assets held for investment at amortized cost, a $3.8 million expense related to provision for credit losses on the OppFi Card finance receivables, $2.0 million in stock compensation expenses, $0.6 million in severance expenses, $0.4 million in expenses related to corporate development, and $0.1 million in retention expenses. (b) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and the corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization. (c) Assumes a tax rate of 23.56% for the six months ended June 30, 2024 and a 24.16% tax rate for the six months ended June 30, 2023, reflecting the U.S. federal statutory rate of 21% and a blended statutory rate for state income taxes.

Adjusted Earnings Per Share

	Three Months Ended June 30,	
(unaudited)	2024	2023
Weighted average Class A common stock outstanding	19,675,934	15,632,120
Weighted average Class V voting stock outstanding	91,380,789	94,376,910
Elimination of earnouts at period end	(25,500,000)	(25,500,000)
Dilutive impact of restricted stock units	642,306	238,008
Dilutive impact of performance stock units	69,482	3,625
Weighted average diluted shares outstanding	86,268,511	84,750,663

(in thousands, except share and per share data)	Three Months Ended June 30, 2024		Three Months Ended June 30, 2023	
(unaudited)	$	Per Share	$	Per Share
Weighted average diluted shares outstanding		86,268,511		84,750,663
Net income	$ 27,676	$ 0.32	$ 18,076	$ 0.21
Income tax expense	914	0.01	688	0.01
Other income	(79)	—	(79)	—
Change in fair value of warrant liabilities	976	0.01	(351)	—
Other addbacks and one-time expenses, net	2,932	0.03	2,588	0.03
Adjusted EBT[(a)]	32,419	0.38	20,922	0.25
Less: pro forma taxes	7,638	0.09	5,057	0.06
Adjusted net income[(a)]	24,781	0.29	15,865	0.19

[(a)] Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.

	Six Months Ended June 30,	
(unaudited)	2024	2023
Weighted average Class A common stock outstanding	19,440,680	15,336,366
Weighted average Class V voting stock outstanding	91,531,964	94,558,761
Elimination of earnouts at period end	(25,500,000)	(25,500,000)
Dilutive impact of restricted stock units	602,628	180,290
Dilutive impact of performance stock units	73,205	16,811
Weighted average diluted shares outstanding	86,148,477	84,592,228

Six Months Ended Six Months Ended (in thousands, except share and per share data) June 30, 2024 June 30, 2023 (unaudited) $ Per Share $ Per Share Weighted average diluted shares outstanding 86,148,477 84,592,228 Net income $ 37,807 $ 0.44 $ 22,006 $ 0.26 Income tax expense 1,318 0.02 834 0.01 Other income (159) — (272) — Change in fair value of warrant liabilities (4,195) (0.05) (504) (0.01) Other addbacks and one-time expenses, net 9,136 0.11 3,940 0.05 Adjusted EBT(a) 43,907 0.51 26,004 0.31 Less: pro forma taxes 10,345 0.12 6,284 0.07 Adjusted net income(a) 33,562 0.39 19,720 0.23 (a) Beginning with the quarter ended March 31, 2024, for all periods presented, the Company has updated its presentation and calculation of Adjusted EBT, and corresponding presentations and calculations of Adjusted Net Income and Adjusted EPS, to no longer add back debt issuance cost amortization.